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Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-61640 of Bank of Granite Corporation on Form S-8 of our report dated January 25, 2002, appearing in this Annual Report on Form 10-K of Bank of Granite Corporation for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

January 25, 2002